Exhibit99.1

Synchronoss Announces Management Changes

Company Issues Preliminary First Quarter 2017 Results

•                  Founder and Chairman Stephen Waldis to Reassume CEO Role

•                  Company Veteran Lawrence Irving to Return to the CFO Role

•                  Ronald Hovsepian and John Frederick Step Down as CEO and CFO

BRIDGEWATER, NJ — April 27, 2017 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leader in mobile cloud innovation for mobile carriers, enterprises, retailers and OEMs around the world, today announced that company founder and Chairman of the Board of Directors Stephen Waldis will return to the role of Chief Executive Officer, effective immediately. Ronald Hovsepian, who previously served as Chief Executive Officer, will be leaving to pursue other interests. Mr. Hovsepian will serve as a consultant to the company to ensure a seamless transition.

Synchronoss also announced that Lawrence Irving has been named Chief Financial Officer.  Mr. Irving served as CFO for Synchronoss from July 2001 until April 2014 and played a crucial role in the company’s development during that time. John Frederick, who served as Chief Financial Officer prior to Mr. Irving’s appointment, will be leaving to pursue other interests.

Steve founded and led Synchronoss for 17 years and has a deep understanding of the carrier market, the company’s SNCR 3.0 strategy and customers around the world. The Board of Directors has the utmost confidence in Steve and the executive leadership team to focus on execution, capitalize on the market opportunity for cloud solutions and services, successfully integrate the Intralinks enterprise acquisition, and drive Synchronoss to long-term profitable growth and sustainable cash flow. The Board of Directors thanks Ron and John for their service and wishes them the best in their future endeavors.

“I am incredibly passionate about Synchronoss,” said Stephen Waldis, founder, chairman and chief executive officer. “I look forward to working with the entire team to drive success for our customers, partners, employees and shareholders. I am pleased that Larry is rejoining Synchronoss along with me. His extensive experience and deep knowledge of the company’s business and financial underpinnings will be major assets to me and the management team.”

Preliminary First Quarter of 2017 Results

Based on preliminary financial information, Synchronoss expects total revenue for the first quarter of 2017 to be $13 million to $14 million less than the company’s previously announced guidance. Operating margins are expected to be 8% to 10%, which are less than previously announced guidance. First quarter of 2017 preliminary results are subject to change based on the completion of the company’s quarter-end review process.

“With a track record of meeting or exceeding expectations, we are of course disappointed with our Q1 performance in this first quarter following our acquisition of Intralinks,” said Mr. Waldis. “In view of the Company’s performance in the first quarter, we expect this will impact our full year guidance. We intend to manage our expenses in line with our revenues to generate strong cash flow for the year. We continue to believe in our long-term strategic vision, while executing on our combined synergies. We remain confident in our long-term growth opportunities and strong relationships with our customers, and we are committed to delivering strong returns to our shareholders. We will share additional information, including updated full year guidance, on our May 9th earnings call.”

Full Quarterly Results Conference Call on May 9, 2017

Synchronoss will host a conference call May 9th, at 8:30 a.m. (ET) to discuss the company’s financial results. To access this call, dial 877-930-7767 (domestic) or 253-336-7416 (international). The pass code for the call is 10542932. Additionally, a live webcast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 10542932. An archived webcast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

About Synchronoss Technologies, Inc.

Synchronoss (NASDAQ: SNCR) is an innovative software company that helps both service providers and enterprises realize and execute their goals for mobile transformation now. Our simple, powerful and flexible solutions serve millions of mobile subscribers and a large portion of the Fortune 500 worldwide today. For more information, visit us at: www.synchronoss.com

Synchronoss and the Synchronoss logo are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

Source: Synchronoss Technologies, Inc.

Contact: Synchronoss Technologies, Inc.

Investor and Media:

Daniel Ives, 908-524-1047

daniel.ives@synchronoss.com